Exhibit 99.1

SURGE GLOBAL ENERGY REPORTS INVESTMENT IN BIO FUELS SECTOR

SOLANA  BEACH, Calif., Sept. 29, 2008 (GLOBE NEWSWIRE) -- Surge Global Energy, Inc.  (SRGG.OB)  is pleased to announce that it has made an initial investment in the biofuels sector. Surge has selected 11 Good Energy, Inc. (11goodenergy.com) developer of G2 Diesel, a next generation biodiesel, for an investment of $275,000, through the purchase of a Convertible Note bearing interest at 8% per annum and due June 30, 2009. The Note is redeemable or convertible into 11 Good Energy common shares until June 30, 2009 at Surge’s election, and also contains an equal number of common stock purchase warrants exercisable until June 30, 2010.

In a second transaction, Frederick C. Berndt, will transfer to Surge 500,000 shares of restricted 11 Good Energy common stock, and Surge will issue to Mr. Berndt a  warrant to purchase 1,000,000 shares of restricted Surge common stock at an exercise price of $.75 per Surge share through December 31, 2009.  Mr. Berndt also agreed to secure Surge’s Note with a lien on certain real property owned by him.

ABOUT SURGE:

Surge is actively engaged in the energy sector, primarily seeking oil and gas prospects in the United States and Canada, such as its recent acquisition of Green Valley leases in Nevada.

Surge also owns interests in two development stage oil sands companies, one private, Andora Energy Corporation, and one public, North Peace Energy Corporation (NPE.V), which is listed on the TSX Venture Exchange.  Surge currently owns over 1,700,000 shares of NPE.V.

Surge has approximately 31.5 million shares of common stock outstanding, and 38 million shares fully diluted.  Surge has no long or short term debt.

Surge may change without prior notice any holdings, operations. or financial condition. Investors should not make any investment decision about Surge prior to reading Surge's most recent Exchange Act Reports on Form 8-K, Quarterly Reports on Form 10-Q, and Annual Reports on Form 10- KSB.

Forward-Looking Statements

Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts.  They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance.  In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Many such factors will be important in determining our actual future results.  Consequently, no forward-looking statement can be guaranteed.  Our actual results may vary materially, and there are not guarantees about the performance of our stock.

Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date.  We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change.  You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC.  In particular, you should read our most recent Exchange Act Reports on Form 8-K, Quarterly Report on Form 10-Q and Annual Report on Form 10-KSB and the risk factors contained therein.

Contact:

                   Surge Global Energy, Inc.
                   E.  Jamie Schloss, CEO
                   858-720-9900
                   Surgeglobalshare@aol.com

                    Ken Wasserman
                    Safe Harbor Communications, LLC
                    212-966-8663
                    safeharborcommunications@gmail.com